SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-167667	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Broadview Avenue #300 Toronto, Ontario Canada	M4M 3H3
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

INNOVATIVE PRODUCT OPPORTUNITIES INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On July 26, 2016, pursuant to stockholder consent, our Board of Directors authorized an amendment (the "Amendment") to our Certificate of Incorporation, as amended, to (i) change the name of the Corporation to Two Hands Corporation and (ii) affect a reverse stock split of the issued and outstanding shares of our common stock, par value $0.0001, on a 1 for 2,000 basis (the "Reverse Stock Split"). We filed the Amendment with the Delaware Secretary of State on July 27, 2016 with an effective date of August 16, 2016. On August 31, 2016 the Financial Industry Regulatory Authority, Inc. notified us that the Name Change and Reverse Stock Split would take effect on September 1, 2016 (the "Effective Date").

On the Effective Date, each holder of common stock will receive 1 share of our common stock for each 2,000 shares of our common stock they own immediately prior to the Reverse Stock Split. We will not issue fractional shares in connection with the Reverse Stock Split. Fractional shares will be rounded up to the nearest whole share.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
3.1	Certificate of Amendment to the Certificate of Incorporation, As Amended, dated July 27, 2016.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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